UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 3400, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2008, Rancher Energy Corp., a Nevada corporation (the “Company”) entered into a Carbon Dioxide Sale & Purchase Agreement with ExxonMobil Gas & Power Marketing Company (“ExxonMobil”), a division of Exxon Mobil Corporation, for the supply of carbon dioxide (CO2) by ExxonMobil to the Company for use by the Company in its enhanced oil recovery (EOR) projects. The Company intends to use the CO2 in its Big Muddy, Cole Creek South, and South Glenrock B fields that are located in Wyoming’s Powder River Basin.

The primary term (the “Primary Term”) of the agreement, which is ten years, will begin approximately 30 days following the completion of the expansion of certain CO2 delivery facilities by ExxonMobil. Either party may extend the agreement for an additional ten year term following proper notice and agreement to certain applicable terms of the agreement.

Following the commencement of the Primary Term, ExxonMobil is obligated to deliver to the Company at least 70 million cubic feet (MMcf) of CO2 per day. The Company has agreed to a “take-or-pay” provision under the agreement. The Company may terminate the agreement if ExxonMobil fails to meet the Company’s quantity nomination of CO2 (not to exceed 70 MMcf per day) for 30 consecutive days except under certain circumstances.

Either party has the right to terminate the agreement at any time with notice to the other party based on certain circumstances described in the agreement. ExxonMobil is not obligated to commence delivery of CO2 until the Company provides a surety bond equal to four months’ supply of CO2. ExxonMobil may also request additional financial performance assurances if it has reasonable grounds for believing that the Company has ceased to have the financial resources to meet its obligations under the agreement and may suspend delivery of CO2 until the appropriate assurances are provided. ExxonMobil may terminate the agreement if a requested performance assurance is not provided within 30 days of a request.

Under the terms of the agreement, ExxonMobil is responsible for paying all taxes and royalties up to the delivery point except that the Company is obligated to reimburse ExxonMobil for 100% of any new, increased, or additional taxes or royalties incurred up to the delivery point.

The foregoing is intended to be only a summary, does not purport to be a complete description of the agreement and is qualified in its entirety by reference to Carbon Dioxide Sale & Purchase Agreement attached to this Current Report as Exhibit 10.1

The Company also issued a press release concerning the ExxonMobil agreement as more fully described in Item 7.01 below, the text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On February 14, 2008, the Company issued a press release to announce the events reported under Item 1.01 above. The text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

*Exhibit 10.1	Carbon Dioxide Sale & Purchase Agreement between Rancher Energy Corp. and ExxonMobil Gas & Power Marketing Company

Exhibit 99.1	Press release dated February 14, 2008 of Rancher Energy Corp.

* Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment. The information has been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President and Chief Executive Officer

Dated: February 14, 2008

EXHIBIT INDEX

Exhibit Number	Description

*Exhibit 10.1	Carbon Dioxide Sale & Purchase Agreement between Rancher Energy Corp. and ExxonMobil Gas & Power Marketing Company

Exhibit 99.1	Press release dated February 14, 2008 of Rancher Energy Corp.

* Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment. The information has been filed separately with the Commission.